UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34964	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 E. 7th Street, Suite 101
Charlotte, North Carolina 28204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (850) 772-0698

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.          Changes in Registrant’s Certifying Account.

HG Holdings, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) considered several public accounting firms in connection with this process and, as a result of this process, on October 12, 2023, the Audit Committee engaged Horne LLP (“Horne”) as the Company’s independent registered public accounting firm, effective immediately.

In deciding to engage Horne, the Audit Committee reviewed auditor independence and any existing commercial relationships with Horne and concluded that Horne has no commercial relationships with the Company that would impair its independence. During the fiscal years ended December 31, 2022 and 2021, and during the interim period from January 1, 2023 through October 12, 2023, neither the Company nor anyone acting on its behalf consulted with Horne regarding either (i) the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinions that might be rendered by Horne on the Company’s financial statements, and Horne did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: October 17, 2023	By:	/s/ Justin H. Edenfield
		Name:	Justin H. Edenfield
		Title:	Principal Financial and Accounting Officer